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                                                                    Exhibit 10-T



APPLICATION AND AGREEMENT FOR IRREVOCABLE STANDBY LETTER OF CREDIT


Instructions:

(A) Applicant(s) should consult with a Bank officer before completing this Application and Agreement. Items 1, 2, 3, 4, 5, and 6 must be fully completed.

(B) This Application and Agreement must be dated on the date it is executed by the Applicant(s).

(C) Each Applicant must properly execute this Application and Agreement in the space provided.

(D)      Read the Terms and Conditions set forth on the reverse side hereof.

  Issuing Bank:                                              Letter of Credit Number
                                                             (To Be Completed by Bank)
  Trust Company Bank
  International Division                                     Letter of Credit Fee
  P.O. Box 4418                                              (To Be Completed by Bank)
  Atlanta, Georgia  30302
  1.       APPLICANT(S): (Insert full name and address of    2.       BENEFICIARY:  (Insert full name and
           each person or entity who is applying to                   address of the person or entity who
           Issuing Bank for issuance of the Letter of                 shall be entitled to draw under the
           Credit)                                                    Letter of Credit)

  J. M. Tull Metals Company, Inc.                            W. Gordon Kay
  4400 Peachtree Industrial Blvd.                            6940 Hunters Knoll
  Norcross, GA  30071                                        Atlanta, GA  30328


  3.       AMOUNT OF LETTER OF CREDIT: (Amount stated is     4.       EXPIRATION DATE OF LETTER OF CREDIT
           United States Dollars unless specifically
           stated otherwise.)                                February 1, 1995

  $421,289.65

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  5.       Each Applicant hereby applies for and authorizes Issuing Bank to issue its Irrevocable Standby Letter of Credit in the amount set forth in item 3 above in favor of the Beneficiary, for the account of Applicant(s), available by sight draft or drafts drawn by Beneficiary and presented to Issuing Bank by the close of the business day on the expiration date set forth in item 4 above. Each such draft must be accompanied by a signed and dated statement of the Beneficiary stating as follows (If none, so state):

                                  SEE ATTACHED

  6. Each Applicant agrees that Issuing Bank shall include the following special provisions in the Irrevocable Standby Letter of Credit issued pursuant to this Application and Agreement (If none, so state):

                                  SEE ATTACHED

To induce Issuing Bank to issue its Irrevocable Standby Letter of Credit in the above tenor, and in consideration of such issuance, each Applicant hereby agrees to the above provisions and to all of the Terms and Conditions set forth on the reverse side hereof which Terms and Conditions are incorporated herein by this reference.


Executed under hand and seal on the 17th day of December, 1993.


                                  APPLICANT(S)


                                  /s/ J. E. Dittus





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Each person or entity signing the reverse side hereof as an "Applicant" hereby agrees as follows:

1. That the following terms as used herein shall have the meanings hereinafter set forth:

         (A) The term "Applicant" as used herein shall mean each Applicant individually and any two or more Applicants collectively.
         (B) The term "Beneficiary" shall mean the person or entity that shall be entitled to draw under the Irrevocable Standby Letter of Credit issued pursuant to this Application and Agreement.
         (C) The term "Bank" shall mean the Issuing Bank set forth on the reverse side hereof.
         (D) The term "Credit" shall mean the Irrevocable Stand by Letter of Credit issued pursuant to the terms of this Application and Agreement.

2. To pay to Bank in cash or immediately available funds, the amount of each draft drawn under or purporting to be drawn under the Credit, such payment to be made immediately upon demand by Bank. Such payment to Bank will be made by Applicant at Bank's main office, in lawful money of the United States of America.

         As to drafts which are payable in currency other than United States currency, the amount to be paid by Applicant will be the amount required to purchase the currency from Bank at Bank's current selling rate for cable transfers to the place of payment in the currency and amount in which such draft was drawn. If there is then no current selling rate generally offered by Bank for effecting such cable transfers, Applicant agrees on demand to pay Bank an amount which Bank then deems necessary to pay or provide for the payment of Applicant's obligations hereunder.

         By prior arrangement satisfactory to Bank, as to any draft payable in currency other than United States currency, Applicant may pay to Bank the amount of such draft by making such amount immediately available to Bank by the deposit of such amount (in the currency in which such draft is payable) to an account maintained by Bank at a financial institution to be specified by Bank.

         Notwithstanding the manner of payment or the currency in which any draft is drawn, Applicant shall remain liable for any deficiency which may result if the actual cost to Bank of settlement of Bank's obligation under the Credit proves to be in excess of the amount so paid by Applicant and Applicant shall be entitled to a refund, without interest, of any excess





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         payment made to Bank.

3. To pay to Bank on demand, with respect to the Credit, a fee at such rate as Bank may determine to be proper, and any and all charges and expenses which may be paid or incurred by Bank in connection with the Credit. If a change in any law or regulation, or in the interpretation thereof by any court or administrative or governmental authority, or in relevant accounting principles, shall impose, modify or deem applicable any reserve, capital requirement, special deposit, fee, assessment or similar requirement with respect to any Credit issued or committed to pursuant to this Application and Agreement, which change directly or indirectly increases the expense to Bank of issuing, committing to issue, or maintaining in effect said Credit, then, upon demand by Bank and its certification of said increased expense, the Applicant shall promptly reimburse Bank for such expense.

4. To pay to Bank on demand interest on any and all amounts not paid when due or payable hereunder at a rate per annum equal to five percentage points above Bank's prime rate (as publicly announced) from time to time in effect (which interest rate shall change simultaneously with any change in the Bank's prime rate) but in no event shall the interest rate so charged exceed the highest interest rate permitted by applicable law, if any.

5. Applicant agrees, at any time and from time to time, on Bank's demand to deliver, transfer or assign to Bank such property of a value and character satisfactory to Bank (including but not limited to cash collateral if Bank so requests) which shall be held by Bank as collateral for: (a) any and all obligations and liabilities of Applicant to Bank hereunder, and (b) any and all other obligations and liabilities of Applicant to Bank, whether now existing or hereinafter arising, due or to become due, whether individually or jointly with others, and whether direct, indirect, absolute or contingent as maker, endorser, guarantor, surety or otherwise.

6. Applicant agrees that all property belonging to Applicant of every kind and nature whatsoever, now or at any time hereafter delivered, conveyed, transferred, assigned or paid to Bank, or coming into Bank's possession or into the possession of anyone for Bank in any manner whatsoever, whether expressly as collateral for any obligations or liabilities of Applicant to Bank, for safekeeping or otherwise, including any items received for collection or transmission and the proceeds thereof, whether or not such property is in whole or in part released to Applicant on trust or bailee receipt, are hereby made collateral for all obligations and liabilities of Applicant to Bank referred to in paragraph 5(a) and (b) above. Applicant further agrees that any indebtedness due or owing to Applicant from Bank may at any time be set off and applied





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         against any liability or obligation of Applicant hereunder.

7. An "Event of Default" shall occur hereunder if any one or more of the following events shall occur: (a) If Applicant shall fail to make any payment required to be paid to Bank hereunder as and when such payment is due; or (b) Upon the death of any Applicant who is a natural person or upon the dissolution or termination of existence of any Applicant who is not a natural person; or (c) Any involuntary petition is filed against Applicant under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect and such petition remains undismissed for a period of thirty (30) days or Applicant approves, consents, or acquiesces thereto; or (d) If Applicant makes an assignment for the benefit of creditors or files a voluntary petition seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency or readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or (e) Applicant shall fail to perform or observe any agreement or undertaking contained in this Application and Agreement including but not limited to the agreement of Applicant to provide Bank with collateral as set forth in paragraph five (5) above; [RIDER A] or (f) Any event shall occur or any condition shall exist in respect of any indebtedness owed by Applicant, [RIDER B] the effect of which is to cause (or permit the holder or owner of such indebtedness to cause) such indebtedness or any portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of Payment; or (g) If judgment for the payment of money in a principal amount in excess of $2,000,000 shall be rendered against Applicant and within thirty (30) days after the entry of said judgment it shall not have been discharged, or execution thereof shall not have been stayed pending an appeal; or
         (h) If any property ofApplicant which may be in, or come into, the possession or control of Bank or that of any third party acting for the Bank should be attached or distrained or should become subject at any time to any court order or other legal process.

8. Upon the happening of any one or more of the Events of Default referred to above in paragraph seven (7) then at the Bank's option the full amount of the Bank's obligation under the Credit, as well as any and all other amounts payable hereunder to Bank shall, to the extent not theretofore paid to Bank hereunder, thereupon become immediately due and payable from Applicant to Bank in full, without notice or demand of any kind.

9. Should Bank exercise its option to require immediate payment from Applicant pursuant to paragraph eight (8) above Bank shall further have full power and authority to sell assign and convey





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RIDER A


, and such failure is not cured to the Bank's satisfaction within fifteen (15) days after Applicant receives written notification of such failure from Bank;


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RIDER B


, having an aggregate principal amount at the time outstanding in excess of $5,000,000,


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         the whole of the property upon which the Bank has hereinbefore been given a security interest or lien or any part(s) thereof or any substitution(s) therefore or any additions thereto at public or private sale at the option of the Bank, either for cash or on credit or for future delivery without assumption of any credit risk, and without either demand, advertisement or notice of any kind, all of which are hereby waived. If any notification of intended disposition of any of such property is required by law, such notification shall be deemed reasonable and properly given if deposited in the United States mail, first class or certified postage prepaid, at least five (5) days before any such disposition, addressed to the Applicant at the address listed on the reverse side hereof or at the Applicant's address appearing on the records of the Bank. At any sale hereunder, the Bank may itself purchase the whole or any part of the property sold free from any right of redemption on the part of Applicant, all such rights being also hereby waived and released. In event of any sale or other disposition of any of the property aforesaid after deducting all costs or expenses of every kind for care, safekeeping, collection, sale, delivery or otherwise, the Bank may apply the residue of the proceeds of the sale or other disposition thereof to the payment or reduction, either in whole or in part, of all or any of Applicant's obligation and liabilities hereunder, whether then due or not due, and may return any excess to the Applicant, all without prejudice to the rights of the Bank as against the Applicant with respect to any and all obligations which may be or remain unpaid hereunder at any time(s).

10. If prior to Bank paying all or any portion of the Credit, Applicant should provide Bank with any collateral pursuant to paragraph five (5) above or should Applicant make any payment to Bank pursuant to paragraph eight (8) above, and the Beneficiary shall not thereafter draw under the Credit for all or part of the balance remaining unpaid thereon, then within ten (10) days after the termination of Bank's obligation under the Credit, Bank shall return to Applicant all collateral provided to Bank pursuant to paragraph five (5) above or pay to Applicant (without interest) all amounts paid to Bank pursuant to paragraph eight (8) above.

11. That, except as otherwise provided herein or to the extent otherwise specifically provided in item six (6) set forth on the reverse side hereof, the "Uniform Customs and Practice for Documentary Credits (1983 Revision) International Chamber of Commerce Publication No. 400" shall in all respects be deemed a part hereof as fully as if incorporated herein and shall apply to the Credit.

12. The Bank shall not be deemed to have waived or modified any of the Bank's rights hereunder, by course of conduct or otherwise, or under any other writing signed by the Applicant





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         unless such waiver or modification shall be in writing and signed by an officer of the Bank and then such waiver or modification shall be effective only for the period and under the terms and conditions as are specifically set forth therein. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver or modification of such right or any other right. No waiver ofany Event of Default on one occasion shall operate as a waiver of any other
         Event of Default or of the same Event of Default on a future or different occasion. All the Bank's rights and remedies, whether evidenced hereby or by any other writing, shall be cumulative and may be exercised, from time to time, singularly, concurrently, or successively. If any paragraph or any part of this Application and Agreement shall be construed to be illegal or invalid, such paragraph or part thereof shall be considered separately from the remainder hereof and shall have no effect on the validity or legality of the remainder of this Application and Agreement.

13. Bank shall not be responsible for, nor shall Bank be under any obligation to verify (a) the truth, accuracy, or existence of any facts or information contained in any statement or document required to be presented with any draft drawn hereunder; or (b) the genuineness or authenticity of any such document or statement; or (c) the genuineness of any signature appearing on any such document or statement; or (d) whether any individual signing such document or statement is authorized to sign on behalf of the person or entity that is purporting to execute such document or statement.

14. Applicant agrees to indemnify and save Bank harmless (and to defend Bank if Bank so demands) from and against all loss, damages, costs, charges, expenses and attorneys fees arising from or in any way connected with the Credit. This indemnification shall include but shall not be limited to all loss, damages, costs, charges, expenses, and attorneys' fees incurred by Bank in any suit or court action seeking a court order or injunction prohibiting Bank from paying under the Credit even though Applicant may be a party seeking such court order or injunction. The indemnification contained in this paragraph shall not include any loss, damages, costs, charges, expenses, and attorneys fees incurred by Bank as a result of Bank's negligence.

15. If there be more than one Applicant, all undertakings, warranties, covenants, and agreements made by Applicant and all rights, powers, and authorities given to, or conferred on, the Bank shall be made or given both individually as well as jointly and severally. When used herein, the singular shall include the plural, and vice versa, where appropriate.

16.      This Application and Agreement (a) shall be binding upon and




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shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns, (b) shall become effective upon its receipt by Bank, (c) shall govern the obligations of Applicant to Bank with respect to any Credit which Bank may determine, at its sole discretion, to issue hereunder, and (d) shall be governed and construed in accordance with the laws of the state of Georgia.





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             Attachment to J. M. Tull/Trust Co. Letter of Credit

#5 "I am W. Gordon Kay, beneficiary under Trust Company Bank letter of credit number ____________________ . I hereby certify: (1) I am owed $______________ (not to exceed $421,289.65) under the Inland Steel Industries, Inc. Special Retirement Benefit Plan for Covered Employees (as Amended and Restated Effective as of October 1, 1993), and (2) I have requested payment but have not been paid such amount owed under such plan."

#6 "It is the condition of this Letter of Credit that: (1) Applicant must be notified immediately by registered mail by Issuing Bank of any request to draw under this Letter of Credit, (2) It automatically expires after one draw against it, and (3) It is automatically extended for one year from the present or any future expiration date hereof, unless 30 days prior to any such date the Issuing Bank shall notify Applicant in writing by registered mail that it elects not to so renew this Letter of Credit."





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